[Letterhead of Cleary, Gottlieb Steen & Hamilton]

Writer's Direct Dial:  (212) 225-2520


                                               August 15, 1996

Continental Airlines, Inc.
2929 Allen Parkway, Suite 2010
Houston, Texas 77019

               Re:  Continental Airlines, Inc.
                    Registration Statement on Form S-3
                    (File No. 333-09739)

Ladies and Gentlemen:

          We have acted as your counsel in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), for the registration of (i) the sale of up to 2,500,000 shares of the Company's Class B common stock, par value $.01 per share (the "Class B common stock"), by the Company, (ii) the sale of up to 5,504,400 shares of the Company's Class A common stock, par value $.01 per share (the "Class A common stock"), and the sale of up to 12,404,495 shares of the Company's Class B common stock (including shares issuable upon the exercise of options granted therefor by the Company) by Air Partners, L.P., a Texas limited partnership ("Air Partners"), and its partners and affiliates, Air Canada, a Canadian corporation, and certain directors and officers of the Company, (iii) the sale of up to 3,039,468 shares of Class A common stock issuable upon exercise of the Class A Warrants (as defined below) and the sale of up to 6,765,264 shares of Class B common stock issuable upon exercise of the Class B Warrants (as defined below) by Air Partners and its partners, and (iv) the sale of up to 3,039,468 warrants to purchase Class A common stock (the "Class A Warrants") and the sale of up to 6,765,264 warrants to purchase Class B common stock (the "Class B Warrants" and together with the Class A Warrants, the "Warrants") by Air Partners and its partners. The Warrants were issued pursuant to a Warrant Agreement, dated April 27, 1993, between the Company and Continental Airlines, Inc., as warrant agent.

          We have participated in the preparation of the Registration Statement and have reviewed originals or copies certified or otherwise identified to our satisfaction of such documents and records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

          In rendering the opinion expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

          Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that the Warrants are the legal, valid, binding and enforceable obligations of the Company.

          Insofar as the foregoing opinion relates to the legality, validity, binding effect or enforceability of any agreement or obligation of the Company, we have assumed (a) that each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it, and (b) such opinion is subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity. In rendering the foregoing opinion, we have relied on the opinion of Scott R. Peterson, Managing Attorney and Assistant Secretary to the Company, as to the due authorization, execution and delivery of the Warrants, which has been filed as Exhibit 5.1 to the Registration Statement.

          The foregoing opinion is limited to the law of the State of New York.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                              Very truly yours,

                              CLEARY, GOTTLIEB, STEEN & HAMILTON

                              By  /s/ Michael L. Ryan
                                  -------------------------------
                                   Michael L. Ryan, a Partner